Exhibit 2.3



                       AMENDMENT TO TRANSACTION AGREEMENT

     THIS AMENDMENT (the "Amendment") is made as of October 18, 1999, to that certain Amended and Restated Transaction Agreement (the "Transaction Agreement") May 17, 1999, by and among MINNESOTA CORN PROCESSORS, INC. a Minnesota cooperative association (the "Cooperative"), MINNESOTA CORN PROCESSORS COLORADO, a Colorado cooperative association ("MCP Colorado") and MINNESOTA CORN PROCESSORS, LLC, a Colorado limited liability company ("LLC") (collectively, the "Parties").

     WHEREAS, the Parties believe the interests of their respective members will best be benefitted and served if the parties reorganize their business operations and corporate structure whereby: (i) the Cooperative will merge into MCP Colorado, with MCP Colorado being the surviving entity (the "MCP Merger"); and (ii) MCP Colorado will then merge into LLC, with LLC being the surviving entity (the "LLC Merger"); the MCP Merger and the LLC Merger may be referred to in this Agreement individually as a "Merger" or "Transaction" and collectively as the "Mergers" or "Transactions"; and

     WHEREAS, the Parties entered into the Transaction Agreement on May 17, 1999, in connection with the aforementioned reorganization of the Parties' business operations and corporate structure; and

     WHEREAS, the Parties have now agreed to revise the final terms and conditions of the Mergers, and wish to: (i) memorialize these agreements as more particularly described herein; and (ii) enter into this Amendment for the purpose of modifying the Transaction Agreement effecting the Mergers;

     WHEREAS, the Transaction Agreement contains as EXHIBIT D thereto the Surviving Entity Operating Agreement (the "Operating Agreement"), which Operating Agreement the Parties wish to amend; and

     NOW, THEREFORE, the Parties hereto hereby agree that the Transaction Agreement shall be amended as follows:

     1. The Second Amended Operating Agreement attached hereto as EXHIBIT A shall as of the date first mentioned above replace in its entirety the Operating Agreement as EXHIBIT D to the Transaction Agreement.

     2. All references in the Transaction Agreement (or in any Exhibit thereto) to the Operating Agreement or to the Surviving Entity Operating Agreement shall be understood to mean the Second Amended Operating Agreement attached hereto as EXHIBIT A.

     3. The List of Consents and Approvals attached hereto as EXHIBIT B shall as of the date first mentioned above replace in its entirety the List of Consents and Approvals as EXHIBIT E to the Transaction Agreement.

     4. All references in the Transaction Agreement to EXHIBIT F are hereby deleted.

     5. Section 8.01(d) of the Transaction Agreement is deleted in its entirety and replaced with the following:

          "(d) The Closing has not occurred on or before April 1, 2000, or such later date as the parties may mutually agree upon."

     6. All references to the Transaction Agreement in the Transaction Agreement or in any Exhibits thereto shall mean the Transaction Agreement as amended by this Amendment.

     7. Except as expressly modified by the terms of this Amendment, the terms and conditions of the Transaction Agreement shall remain in full force and effect.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                     MINNESOTA CORN PROCESSORS, INC.


                                     By:
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                                     Its:
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                                     MINNESOTA CORN PROCESSORS COLORADO


                                     By:
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                                     Its:
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                                     MINNESOTA CORN PROCESSORS, LLC


                                     By:
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                                     Its:
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